Exhibit 99.1

CAPTARIS ENTERS INTO SETTLEMENT

FOR IMMEDIATE RELEASE

Bellevue, Wash. — October 21, 2008 — Captaris, Inc. (NASDAQ: CAPA), a leading provider of software products that automate document-centric processes, announced today that it has reached an agreement with the plaintiff to settle the lawsuit captioned Harvey v. Anastasi, et al., No. 08-2-31902-4 SEA (the “Lawsuit”), filed in King County Superior Court in Washington (the “Court”). The settlement, which requires the Court’s approval, provides that the Lawsuit will be dismissed with prejudice against all defendants. Without agreeing that any of the claims in the Lawsuit have any merit, Captaris has agreed, pursuant to the settlement, to make the following supplemental disclosures concerning the previously-announced merger of Captaris with Open Text Inc. In addition, the settlement provides that Captaris will pay plaintiff’s attorneys fees as awarded by the Court.

Why did the Board conclude that Vector’s April 6, 2007 indication of interest did not adequately reflect the long term prospects of Captaris?

On April 6, 2007, Vector Capital Corporation (Vector), based on a review of publicly available information, presented an unsolicited preliminary initial indication that a transaction with Captaris in the range of $7.00 to $7.50 per share might be possible, subject to further diligence and Captaris providing confidential information to Vector. As the Proxy Statement reflects, our Board did not believe that Vector’s initial indication of interest adequately reflected the long-term prospects of Captaris. Our Board’s conclusion, reached at the May 14, 2007 board meeting after receiving updated forecasts and input from its financial and legal advisors, was based on its belief at that time that the execution of Captaris’s strategy to offer mid-market customers an integrated document management solution should result in a higher value for Captaris than the range contained in Vector’s initial indication of interest. Our Board also took into consideration the fact that Captaris shares had traded at $9.00 per share in February 2007 and had traded above $7.00 per share from mid-November 2006 through mid-February 2007.

Why did the Captaris Board conclude at its January 18, 2008 meeting that it was not in Captaris’s best interests to continue discussions with Vector following Vector’s January 16, 2008 indication of interest of $5.25 per share?

After consultation with its financial and legal advisors, our Board concluded at its January 18, 2008 meeting that executing on Captaris’s strategic plan should result in a higher value for Captaris than Vector’s January 16, 2008 indication of interest. In addition, our Board considered that the price indicated by Vector was not certain based in part on the facts that (i) Vector’s indication of interest was subject to additional due diligence, including diligence of Captaris’s recent acquisition of ODT, (ii) Vector had not taken into account the anticipated benefits of the

ODT acquisition, and (iii) Vector had already lowered its indicated value more than once since April 6, 2007.

What was the basis for the Board’s decision to retain RBC Capital Markets Corporation on January 14, 2008 and how did that engagement differ from the March 14, 2008 engagement?

As disclosed in the Proxy Statement, our Board engaged RBC Capital Markets Corporation (RBC) as its financial advisor on January 14, 2008 for a limited engagement to perform financial analyses of Captaris. The March 14, 2008 engagement was broader since RBC was engaged to act as financial advisor to our Board of Directors in connection with the evaluation of the Company’s strategic alternatives. RBC was engaged because, having advised Captaris on the acquisition of ODT, it was familiar with Captaris and the market in which Captaris competes and operates. In addition, our Board noted that RBC, which focused on small cap companies, had advised on numerous acquisitions of unaffiliated third parties in the enterprise content management software market.

What compensation did RBC receive in connection with its January 14, 2008 engagement?

RBC received a fee of $250,000 in connection with the services provided under the January 14, 2008 limited engagement. This fee will be credited to the fee payable to RBC at the completion of the merger pursuant to the March 14, 2008 engagement, which is described in the Proxy Statement.

Why did Captaris agree to provide RBC a fee in the event that the proposed transaction is not consummated but a different transaction is consummated in the next 12 months?

As more fully discussed in the Proxy Statement, Captaris’s March 14, 2008 engagement of RBC provides for the payment of a fee to RBC in the event the merger is not consummated but a specified type of transaction involving Captaris is consummated pursuant to an agreement entered into during the term of RBC’s engagement or within the following 12 months. Such an arrangement with a financial advisor is customary and is designed to compensate the financial advisor for its services provided in connection with a possible transaction of the kind RBC was engaged to help Captaris explore.

What alternatives did the Board consider at its March 14, 2008 meeting?

Our Board considered the alternative of remaining independent and continuing to execute Captaris’s strategic plan while exploring alternative strategies for enhancing shareholder value, including the solicitation of interest in a possible acquisition of Captaris. Our Board ultimately determined, however, that in light of (i) prevailing conditions in the financial services sector, (ii) the large concentration of Captaris’ customers in that sector, (iii) the risks these and other conditions posed for the execution of the strategic plan, and (iv) the fact that holders of a significant number of Captaris’s shares supported the exploration of strategic alternatives, it was in the best interest of the shareholders that Captaris commence a formal process to identify and evaluate alternatives, including an exploration of potential interest in an acquisition of Captaris on acceptable terms.

What criteria were employed in assembling its list of 55 parties to contact about a potential transaction with Captaris?

In selecting the 55 parties to contact about their interest in a potential transaction with Captaris, RBC conferred with senior management and the special committee of the Board to identify (i) parties that previously had expressed an interest in a possible transaction with Captaris, (ii) parties that, based on publicly available information as well as RBC’s knowledge of the market in which Captaris operated, were actively pursuing transactions in that market or sought to expand their presence in that market, and (iii) parties that had completed transactions in the enterprise content management market. Of the parties RBC contacted, 33 were strategic entities and 22 were financial buyers such as private equity firms.

Why did the Board approve a management incentive retention plan at the April 23, 2008 Board meeting?

As disclosed in the Proxy Statement, on April 23, 2008, our Board, upon recommendation of its special committee, approved the establishment of a management incentive retention plan. This plan was designed to provide an incentive to key management employees and others to maximize the valuation of Captaris obtained in the process of soliciting bids for Captaris and to provide continuity in connection with the period prior to a potential change in control of Captaris. The receipt of any compensation under this plan is contingent upon a change in control occurring.

Did the board consider the impact that the management incentive retention plan could have on the price a potential acquiror might offer for Captaris?

Yes. In approving the plan, the Board considered the impact that the cost of the plan would have on the price a potential acquiror may offer and determined that the benefits associated with the plan far outweighed the impact of the cost of the plan.

Why did Captaris not publicly disclose the financial projections that it provided to the bidders and its financial advisor?

Captaris did not publicly disclose the projections it provided to the bidders and its financial advisor for several reasons. It is not customary to disclose such projections in a merger proxy of this type. Given the changes in the financial services sector and the large concentration of our customers in that sector, Captaris believes that the projections it provided to the bidders and its financial advisor, which were prepared prior to those changes, do not reflect current economic conditions, which are much less favorable, and therefore would not be helpful.

Additional Information about the Merger and Where to Find It

Captaris shareholders are urged to read the Proxy Statement (including any amendments or supplements to the Proxy Statement) regarding the proposed transaction before making any voting decision with respect to the merger. The Proxy Statement contains important information about Captaris, Open Text and the proposed transaction. Captaris shareholders may obtain a copy of the Proxy Statement and other relevant documents without charge at the Internet site of the Securities and Exchange Commission (the “SEC”) (http://www.sec.gov). Copies of the Proxy Statement, the other relevant documents and the filings with the SEC that are incorporated by reference in the Proxy Statement also can be obtained, without charge, by directing a request to Captaris at 301 116th Ave. S.E., Suite 400, Bellevue, Washington, 98004-6446, USA, Attention: Corporate Secretary.

Participants in the Solicitation

Captaris and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Captaris in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the Proxy Statement. Additional information regarding the directors and executive officers of Captaris is also included in Captaris’s annual report on Form 10-K filed with the SEC on March 17, 2008, as amended on April 29, 2008.

Captaris Investor Contacts

Peter Papano

Captaris, Inc.

+1-425-638-4200

peterpapano@captaris.com

Tim Lynch

Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449

tlynch@joelefrank.com